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	SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549

	-------------------------------------

	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the
	Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): July 22, 1996

	TCSI Corporation
	(Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On July 22, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

	SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: July 22, 1996

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	INDEX TO EXHIBITS

28.  Press Release, dated July 22, 1996

	TCSI's Object Technology Selected for 120-site Intranet at the Federal Aviation Administration

	Government Systems Incorporated Uses OSP to Build State-of-the-Art Telecommunications Applications

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For additional information contact:

TCSI Corporation					GSI
Financial Inquiries:					Press Inquiries:
  Leigh Salvo - (510) 649-3800			  Ted Manakas - (703) 846-0473
Press Inquiries:
  Susan Trainer - (510) 837-5503

	TCSI's Object Technology Selected for 120-site Intranet at the Federal Aviation Administration

	Government Systems Incorporated Uses OSP to Build State-of-the-Art Telecommunications Applications

BERKELEY, California -- July 22, 1996 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the Telecom industry, announced today that Government Systems Incorporated (GSI), a prime contractor to the Federal Aviation Administration (FAA), has selected TCSI's Object Services Package
(OSP), a distributed object development and runtime environment, to build a 120-site agency intranet for the FAA. GSI, a provider of global telecom services and solutions to government agencies, is replacing the FAA's Agency Data Telecommunications Network (ADTN2000) X.25 technology with higher-speed T1 backbone connections. The system provides web-based database access to internal developers, management, and customers. Designed, installed, and maintained by GSI as part of a 10-year services contract with the FAA, ADTN2000 carries its data traffic, including payroll information and e-mail, connecting 50,000 FAA users worldwide.

"OSP gave us the essential architecture we needed to deliver a reliable back-end for our client/server application that is distributed across the entire enterprise -- and it serves as a key component for our Web-based application," said Paul Brewster, GSI's director of special projects. "Using OSP, we have been able to structure our development processes, shorten development time, reduce costs, and deliver a state-of-the-art network to the FAA."

"The ADTN2000 contract demonstrates OSP's important contribution to accelerating development time and creating robust, scalable intranet-based applications for managing mission-critical networks," said Ram Banin, executive vice president and general manager of TCSI's Object Software Group. "The continued successful implementation of OSP strengthens its position as the de facto standard for building enterprise-wide, object-oriented telecommunications management and operations support systems."

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About FAA's Agency Data Telecommunications Network 2000

ADTN2000 is a 120-site, IP-based intranet that carries the FAA's agency data traffic, such as payroll information and e-mail. GSI is upgrading ADTN2000 by replacing X.25 technology with high-speed T1 backbone connections, switches, and hubs. In addition, GSI is improving on ADTN2000 with OSP-based, object-oriented application distribution and Web-based database access. The enhanced ADTN2000 provides desktop users with on-line access to its network configuration management and project tracking data contained in an Oracle database running on Sun SPARCstation servers. Desktop users, running Windows NT, access the database through various Web browsers.

About TCSI Corporation's Products

TCSI provides telecommunication management applications that are built upon the Company's flagship software product, Object Services Package (OSP). OSP is a highly scalable industrial-strength distributed object development and runtime environment for large, object-oriented client/server systems. Major communications corporations worldwide use OSP to design, implement, and deploy mission-critical applications for management and operations support systems. The product provides an integrated environment for deploying graphical user interfaces (X11/Motif and Windows), object services (distributed object management and CORBA), and communications gateways (SNMP, CMIP, and proprietary). OSP also provides persistent data storage in relational databases from Informix Software, Inc., Oracle Corporation, and Sybase, Inc.

Government Systems Incorporated

Government Systems Inc. (GSI) delivers global communications services and solutions to the desktop for U.S. government customer, government prime contractors, and other organizations. GSI is a 5-year-old company with a 25-year legacy with Infonet Services Corporations designing, implementing, operating, integrating and managing highly reliable, multi-function networks with high value-added content.

TCSI Corporation

TCSI Corporation provides object-oriented software products, services, and solutions to the Telecom industry worldwide. Service providers and equipment manufacturers deploy TCSI's software to enable a range of customer services, automated processes, and the management of broadband, wireless, and intelligent networks. Based in Northern California, TCSI has offices in North America, Europe, and the Pacific Rim. The Company reported revenues of $55.4 million in 1995 and $21.8 million in the second quarter of 1996.

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